Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

FOX REPORTS FOURTH QUARTER INCOME BEFORE INCOME TAX EXPENSE

OF $656 MILLION, AND TOTAL SEGMENT OPERATING INCOME

BEFORE DEPRECIATION AND AMORTIZATION OF $709 MILLION,

AN INCREASE OF 11% FROM THE PRIOR YEAR QUARTER ON

REVENUE GROWTH OF 5%

FOX REPORTS FULL YEAR INCOME BEFORE INCOME TAX EXPENSE

OF $2.22 BILLION, AND TOTAL SEGMENT OPERATING INCOME

BEFORE DEPRECIATION AND AMORTIZATION OF $2.68 BILLION,

AN INCREASE OF 8% FROM THE PRIOR YEAR ON

REVENUE GROWTH OF 12%

NEW YORK, NY, August 7, 2019 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months and twelve months ended June 30, 2019.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“The strategic rationale for the formation of Fox Corporation, with our unique set of assets, is underscored by our strong Fiscal 2019 operational and financial results that include top line growth across our operating segments and key revenue categories. We are strongly positioned as we enter our first full fiscal year, during which we will broadcast Super Bowl LIV, become the home of WWE’s Smackdown LIVE, and further our digital growth, all while continuing to deliver the compelling news, sports and entertainment content that our audiences have come to expect from FOX.”

FOURTH QUARTER COMPANY RESULTS

The Company reported total quarterly revenues of $2.51 billion, a 5% increase from the $2.39 billion of revenues in the prior year quarter. The increase in revenues was primarily attributable to affiliate revenue growth of 7%, driven by an 18% increase at the Television segment and a 78% increase in other revenues, primarily due to higher digital content licensing revenues at the Television segment. This revenue growth was partially offset by a 6% decline in advertising revenues as there were fewer FIFA World Cup matches and lower cyclical political revenues at the Television segment in the current quarter as compared with the prior year quarter.

Quarterly income before income tax expense increased to $656 million from the $593 million in the prior year quarter, primarily due to the revenue increases noted above, partially offset by an increase in selling, general and administrative expenses. The increase in selling, general and administrative expenses primarily reflects higher costs related to FOX operating as a standalone public company following the Distribution1 (the “FOX standalone costs”), whereas the prior year quarter included an allocation of 21CF overhead and shared services costs in accordance with SEC rules (the “21CF cost allocations”). Quarterly total segment operating income before depreciation and amortization (“EBITDA”)2 of $709 million was 11% higher than the prior year quarter as higher contributions at the Television and Cable Network Programming segments were partially offset by lower contributions from Other, Corporate and Eliminations, primarily due to the impact of the FOX standalone costs as compared to the 21CF cost allocations in the prior year quarter.

1 On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”). See page 6 for additional detail.

2 Total segment EBITDA may be considered a non-GAAP financial measure. See Note 1 on page 11 for a description of total segment EBITDA and a reconciliation of income before income tax (expense) benefit to total segment EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

Quarterly net income attributable to Fox Corporation stockholders decreased to $454 million ($0.73 per share) compared with $471 million ($0.76 per share) in the prior year quarter as the increase in revenues was more than offset by the impact of the FOX standalone costs as compared to the 21CF cost allocations in the prior year quarter and higher income tax and net interest expenses. Adjusted quarterly earnings per share attributable to Fox Corporation stockholders (“Adjusted EPS”)3 was $0.62, 7% lower than Adjusted EPS of $0.67 in the prior year quarter due to a decrease in adjusted net income, primarily the result of higher net interest expense, partially offset by higher revenues.

FULL YEAR COMPANY RESULTS

The Company reported total full year revenues of $11.39 billion, a 12% increase from the $10.15 billion of revenues in the prior year. The increase in revenues was attributable to double-digit gains in all key revenue categories with growth principally driven by the Television segment.

Full year income before income tax expense increased to $2.22 billion from the $2.17 billion in the prior year, primarily due to the revenue increases noted above. Full year total segment EBITDA of $2.68 billion was 8% higher than the prior year as higher contributions at the Cable Network Programming and Television segments were partially offset by lower contributions from Other, Corporate and Eliminations, primarily due to the impact of the FOX standalone costs as compared to the 21CF cost allocations in the prior year.

Full year net income attributable to Fox Corporation stockholders decreased to $1.60 billion ($2.57 per share) compared with $2.19 billion ($3.52 per share) in the prior year as the increase in revenues was more than offset by the impact of the FOX standalone costs as compared to the 21CF cost allocations in the prior year and higher income tax and net interest expenses. The prior year results also included a provisional net tax benefit of $607 million related to the enactment of the Tax Cuts and Jobs Act. Adjusted EPS was $2.63, 5% higher than Adjusted EPS of $2.50 in the prior year.

3 Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, Tax reform remeasurement benefit and tax provision adjustments. See Note 2 on page 12 for a description of adjusted net income and Adjusted EPS, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and Adjusted EPS.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

REVIEW OF OPERATING RESULTS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	$ Millions
Revenues by Component:

Affiliate fee	$1,410	$1,313	$5,512	$4,923
Advertising	918	977	5,056	4,598
Other	185	104	821	632

Total revenues	$2,513	$2,394	$11,389	$10,153

Segment Revenues:

Cable Network Programming	$1,299	$1,271	$5,381	$5,049
Television	1,183	1,124	5,979	5,106
Other, Corporate and Eliminations	31	(1)	29	(2)

Total revenues	$2,513	$2,394	$11,389	$10,153

Segment EBITDA:

Cable Network Programming	$602	$578	$2,495	$2,308
Television	214	111	470	379
Other, Corporate and Eliminations	(107)	(49)	(284)	(195)

Total Segment EBITDA[4]	$709	$640	$2,681	$2,492

Depreciation and amortization:

Cable Network Programming	$13	$10	$48	$38
Television	16	30	96	112
Other, Corporate and Eliminations	31	5	68	21

Total depreciation and amortization	$60	$45	$212	$171

4 Total segment EBITDA may be considered a non-GAAP financial measure. See Note 1 on page 11 for a description of total segment EBITDA and for a reconciliation of income before income tax (expense) benefit to total segment EBITDA.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

CABLE NETWORK PROGRAMMING

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	$ Millions
Revenues
Affiliate fee	$959	$932	$3,804	$3,541
Advertising	291	295	1,184	1,120
Other	49	44	393	388

Total revenues	1,299	1,271	5,381	5,049
Operating expenses	(581)	(598)	(2,477)	(2,394)
Selling, general and administrative	(125)	(105)	(447)	(400)
Amortization of cable distribution investments	9	10	38	53

Segment EBITDA	$602	$578	$2,495	$2,308

Three Months Ended June 30, 2019

Cable Network Programming reported quarterly segment revenues of $1.30 billion, an increase of $28 million or 2% from the amount in the prior year quarter, primarily due to a $27 million or 3% increase in affiliate revenues led by contractual price increases across all networks, partially offset by net subscriber declines. Advertising revenues decreased $4 million or 1%, primarily reflecting lower contributions from FIFA Women’s World Cup programming in the current quarter compared with the contributions from the FIFA Men’s World Cup in the prior year quarter, partially offset by higher digital advertising sales at FOX News.

Cable Network Programming reported quarterly segment EBITDA of $602 million, an increase of $24 million or 4% from the amount in the prior year quarter due to the revenue increases noted above. Expenses were in line with the prior year quarter as lower operating expenses were essentially offset by the FOX standalone costs. Lower operating expenses were primarily associated with reduced sports programming rights amortization and production costs associated with the FIFA Women’s World Cup in the current quarter compared with the FIFA Men’s World Cup in the prior year quarter, along with the absence of Ultimate Fighting Championship content in the current quarter.

Twelve Months Ended June 30, 2019

Cable Network Programming reported full year segment revenues of $5.38 billion, an increase of $332 million or 7% from the amount in the prior year, primarily due to increases in affiliate and advertising revenues. Affiliate revenues increased $263 million or 7% led by contractual price increases across all networks, partially offset by net subscriber declines. Advertising revenues increased $64 million or 6%, primarily reflecting higher digital advertising sales at FOX News and stronger daily studio programming ratings at FS1, partially offset by the broadcast of two fewer MLB League Divisional Series playoff games in the current year.

Cable Network Programming reported full year segment EBITDA of $2.50 billion, an increase of $187 million or 8% from the amount in the prior year due to the revenue increases noted above, partially offset by higher operating expenses and the FOX standalone costs. The increase in operating expenses primarily reflects higher sports rights programming amortization led by college sports, NASCAR, the FIFA World Cup and the addition of Premier Boxing Champions content in the current year, partially offset by the absence of Ultimate Fighting Championship content in the second half of the year. Also contributing to the increase in operating expenses were higher digital costs at FOX News.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

TELEVISION

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	$ Millions
Revenues
Advertising	$627	$682	$3,872	$3,478
Affiliate fee	451	381	1,708	1,382
Other	105	61	399	246

Total revenues	1,183	1,124	5,979	5,106
Operating expenses	(772)	(854)	(4,847)	(4,113)
Selling, general and administrative	(197)	(159)	(662)	(614)

Segment EBITDA	$214	$111	$470	$379

Three Months Ended June 30, 2019

Television reported quarterly segment revenues of $1.18 billion, an increase of $59 million or 5% from the amount in the prior year quarter due to increases in affiliate and other revenues, partially offset by a decline in advertising revenues. Affiliate revenues increased $70 million or 18% led by an increase in programming fees from third-party FOX affiliates. Other revenues increased $44 million or 72%, primarily due to higher digital content licensing revenues. Advertising revenues decreased $55 million or 8%, primarily due to fewer FIFA World Cup matches and lower cyclical political advertising revenues in the current quarter compared with the prior year quarter.

Television reported quarterly segment EBITDA of $214 million, an increase of $103 million or 93% from the amount in the prior year quarter due to the revenue increases noted above and lower expenses. The decrease in expenses reflects lower operating expenses, partially offset by the FOX standalone costs. Lower operating expenses primarily reflect lower programming amortization, the result of fewer hours of original entertainment programming and the mix of sports rights and related production costs in the current quarter compared with the prior year quarter, including the impact of fewer FIFA World Cup matches and NASCAR races at the FOX Network in the current quarter.

Twelve Months Ended June 30, 2019

Television reported full year segment revenues of $5.98 billion, an increase of $873 million or 17% from the amount in the prior year. Advertising revenues increased $394 million or 11%, primarily due to the addition of Thursday Night Football and the broadcast of one additional NFL Divisional Playoff game, record cyclical political advertising revenues at the FOX Television Stations and additional FIFA World Cup matches in the current year. The increase in advertising revenues was partially offset by the broadcast of two fewer MLB World Series games in the current year compared with the prior year. Affiliate revenues increased $326 million or 24% led by an increase in programming fees from third-party FOX affiliates. Other revenues increased $153 million or 62%, primarily due to higher digital content licensing revenues.

Television reported full year segment EBITDA of $470 million, an increase of $91 million or 24% from the amount in the prior year due to the revenue increases noted above, partially offset by higher operating expenses and the FOX standalone costs. The increase in operating expenses primarily reflects higher sports programming rights amortization and production costs associated with Thursday Night Football and one additional NFL Divisional Playoff game, as well as additional FIFA World Cup matches, partially offset by lower entertainment programming amortization and marketing expenses due to fewer hours of original programming in the current year. Additionally, the recognition of an approximately $55 million write-down of certain entertainment and syndicated programming contributed to the increase in operating expenses.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

DIVIDEND

The Company has declared a dividend of $0.23 per Class A and Class B share. This dividend is payable on October 2, 2019 with a record date for determining dividend entitlements of September 4, 2019.

DISTRIBUTION

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (now known as TFCF Corporation) (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”) in accordance with the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc. Following the Distribution, approximately 354 million and approximately 266 million shares of the Company’s class A common stock and class B common stock, respectively, began trading independently on The Nasdaq Global Select Market. In connection with the Distribution, the Company entered into the Separation and Distribution Agreement, dated as of March 19, 2019 with 21CF, which effected the internal restructuring (the “Separation”) whereby 21CF transferred to FOX a portfolio of 21CF’s news, sports and broadcast businesses, including FOX News Media (consisting of FOX News and FOX Business), the FOX Network, FOX Sports, FOX Television Stations, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network, and certain other assets, and FOX assumed from 21CF the liabilities associated with such businesses and certain other liabilities. The Separation and the Distribution were effected as part of a series of transactions contemplated by the Amended and Restated Merger Agreement and Plan of Merger, dated as of June 20, 2018, by and among 21CF, The Walt Disney Company (“Disney”), and certain subsidiaries of Disney, pursuant to which, among other things, 21CF became a wholly-owned subsidiary of Disney.

BASIS OF PRESENTATION

The Consolidated and Combined Financial Statements of the Company have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).

Prior to the Distribution, the Company’s Combined Financial Statements were prepared on a standalone basis, derived from the consolidated financial statements and accounting records of 21CF. The Company’s financial statements as of June 30, 2018 and for the three and twelve months ended June 30, 2018 are presented on a combined basis as the Company was not a separate consolidated group prior to the Distribution. These financial statements reflect the combined historical results of operations, financial position and cash flows of 21CF’s domestic news, national sports and broadcast businesses and certain other assets and liabilities associated with such businesses. The Company became a separate consolidated group as a result of the Distribution, and the Company’s financial statements as of June 30, 2019 and for the three months and twelve months ended June 30, 2019 are presented on a consolidated basis.

The Consolidated and Combined Statements of Operations include allocations for certain support functions that were provided on a centralized basis within 21CF prior to the Distribution and not recorded at the business unit level, such as certain expenses related to finance, legal, insurance, information technology, compliance and human resources management activities, among others. 21CF did not routinely allocate these costs to any of its business units. These expenses have been allocated to FOX on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues, headcount or other relevant measures. Management believes the assumptions underlying the Consolidated and Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from 21CF, are reasonable. Nevertheless, the Consolidated and Combined Financial Statements may not include all of the actual expenses that would have been incurred by FOX and may not reflect FOX’s consolidated results of operations, financial position and cash flows had it been a standalone company during the entirety of the periods presented. Actual costs that would have been incurred if FOX had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company estimates that the total recurring costs beyond the amounts allocated to FOX in the Consolidated and Combined Financial Statements through the Distribution, in accordance with SEC guidance, could range between $225 million and $250 million on an annual basis, which costs include the impact of the initial grant of restricted stock units and stock options under the Fox Corporation 2019 Shareholder Alignment Plan. These Consolidated and Combined Statements of Operations include a corporate allocation of approximately $90 million for the three months ended June 30, 2018, and of approximately $270 million and $310 million for the twelve months ended June 30, 2019 and 2018, respectively, in Selling, general and administrative expenses.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Registration Statement on Form 10, filed with the SEC and declared effective by the SEC on February 5, 2019, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS:

Joe Dorrego, Investor Relations	Hope Hicks, Press Inquiries
212-852-7856 Dan Carey, Investor Relations 212-852-7955	310-369-1212 Megan Klein, Press Inquiries 310-369-1363

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	$ Millions, except per share amounts

Revenues	$2,513	$2,394	$11,389	$10,153

Operating expenses	(1,358)	(1,451)	(7,327)	(6,505)
Selling, general and administrative	(455)	(313)	(1,419)	(1,209)
Depreciation and amortization	(60)	(45)	(212)	(171)
Impairment and restructuring charges	(12)	(5)	(26)	(16)
Interest expense	(91)	(23)	(203)	(43)
Interest income	22	-	41	-
Other, net	97	36	(19)	(39)

Income before income tax (expense) benefit	656	593	2,224	2,170
Income tax (expense) benefit	(191)	(113)	(581)	58

Net income	465	480	1,643	2,228

Less: Net income attributable to noncontrolling interests	(11)	(9)	(48)	(41)

Net income attributable to Fox Corporation stockholders	$454	$471	$1,595	$2,187

Weighted average shares:	624	621	621	621

Net income attributable to Fox Corporation stockholders per share:	$0.73	$0.76	$2.57	$3.52

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

CONSOLIDATED AND COMBINED BALANCE SHEETS

	June 30, 2019	June 30, 2018
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$3,234	$2,500
Receivables, net	1,967	1,833
Inventories, net	1,129	1,180
Other	148	67

Total current assets	6,478	5,580

Non-current assets:
Property, plant and equipment, net	1,313	1,169
Intangible assets, net	2,851	2,866
Goodwill	2,691	2,747
Deferred tax assets	4,651	-
Other non-current assets	1,525	759

Total assets	$19,509	$13,121

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,712	$1,759

Total current liabilities	1,712	1,759

Non-current liabilities:
Borrowings	6,751	-
Other liabilities	899	422
Deferred income taxes	-	1,071
Redeemable noncontrolling interests	189	275
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	4	-
Class B common stock, $0.01 par value	3	-
Twenty-First Century Fox, Inc. investment	-	9,513
Additional paid-in capital	9,891	-
Retained earnings	357	-
Accumulated other comprehensive (loss) income	(308)	81

Total Fox Corporation stockholders’ equity	9,947	9,594
Noncontrolling interests	11	-

Total equity	9,958	9,594

Total liabilities and equity	$19,509	$13,121

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Twelve Months Ended June 30,
	2019	2018
	$ Millions
Operating Activities:
Net income	$1,643	$2,228
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	212	171
Amortization of cable distribution investments	38	53
Impairment and restructuring charges	26	16
Equity-based compensation	36	-
Other, net	19	39
Deferred income taxes	386	(603)
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(166)	(166)
Inventories net of program rights payable	197	(228)
Accounts payable and other liabilities	133	(193)

Net cash provided by operating activities	2,524	1,317

Investing Activities:
Property, plant and equipment	(235)	(215)
Proceeds from the relinquishment of spectrum	-	354
Purchase of investments	(338)	-
Other investing activities, net	(64)	(11)

Net cash (used in) provided by investing activities	(637)	128

Financing activities:
Borrowings	6,750	-
Net transfers (to) from Twenty-First Century Fox, Inc.	(1,233)	1,113
Net dividend paid to Twenty-First Century Fox, Inc.	(6,500)	-
Dividends paid and distributions	(188)	(41)
Other financing activities, net	18	(36)

Net cash (used in) provided by financing activities	(1,153)	1,036

Net increase in cash and cash equivalents	734	2,481
Cash and cash equivalents, beginning of year	2,500	19

Cash and cash equivalents, end of year	$3,234	$2,500

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates performance based upon several factors, of which the primary financial measure is segment operating income before depreciation and amortization, or Segment EBITDA. Beginning with the announcement of the Company’s financial results for the third quarter of fiscal 2019, the Company has renamed as “Segment EBITDA” the measure that it previously referred to as “Segment OIBDA.” The definition of this measure has not changed: Segment EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Segment EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax (expense) benefit. Management believes that Segment EBITDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Management believes that information about Total Segment EBITDA assists all users of the Company’s Consolidated and Combined Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Total Segment EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Segment EBITDA and Total Segment EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Total Segment EBITDA may be considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Total Segment EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Income before income tax (expense) benefit to total Segment EBITDA:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
	$ Millions
Income before income tax (expense) benefit	$656	$593	$2,224	$2,170
Add:
Amortization of cable distribution investments	9	10	38	53
Depreciation and amortization	60	45	212	171
Impairment and restructuring charges	12	5	26	16
Interest expense	91	23	203	43
Interest income	(22)	-	(41)	-
Other, net	(97)	(36)	19	39

Total Segment EBITDA	$709	$640	$2,681	$2,492

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments in Equity (losses) earnings of affiliates, Other, net, Tax reform remeasurement benefit, and Tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under generally accepted accounting principles and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended June 30, 2019 and 2018.

	Three Months Ended
	June 30, 2019		June 30, 2018
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net Income	$465		$480
Less: Net income attributable to noncontrolling interests	(11)		(9)

Net Income attributable to Fox Corporation stockholders	$454	$0.73	$471	$0.76

Impairment and restructuring charges	12	0.02	5	0.01

Other, net[5]	(100)	(0.16)	(36)	(0.06)

Tax reform remeasurement benefit	-	-	17	0.03

Tax provision	23	0.04	(41)	(0.07)

Rounding	-	(0.01)	-	-

As adjusted	$389	$0.62	$416	$0.67

5 Other, net presented above excludes equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the twelve months ended June 30, 2019 and 2018.

	Twelve Months Ended
	June 30, 2019		June 30, 2018
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net Income	$1,643		$2,228
Less: Net income attributable to noncontrolling interests	(48)		(41)

Net Income attributable to Fox Corporation stockholders	$1,595	$2.57	$2,187	$3.52

Impairment and restructuring charges	26	0.04	16	0.03

Other, net[6]	15	0.02	38	0.06

Tax reform remeasurement benefit	-	-	(607)	(0.98)

Tax provision	(1)	-	(79)	(0.13)

As adjusted	$1,635	$2.63	$1,555	$2.50

6 Other, net presented above excludes equity losses of affiliates.